Exhibit (24)

WACHOVIA CORPORATION

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of WACHOVIA CORPORATION (the “Corporation”) hereby constitute and appoint Mark C. Treanor and Ross E. Jeffries, Jr., and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, one or more Registration Statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of new debt securities of the Corporation under a medium-term note program having an aggregate initial offering price of up to $8,000,000,000, and to sign any and all amendments to such Registration Statements.

SIGNATURE	CAPACITY

/s/ G. Kennedy Thompson G. Kennedy Thompson	Chairman, President, Chief Executive Officer and Director

/s/ Robert P. Kelly Robert P. Kelly	Senior Executive Vice President and Chief Financial Officer

/s/ David M. Julian David M. Julian	Senior Vice President and Corporate Controller (Principal Accounting Officer)

/s/ John D. Baker, II John D. Baker, II	Director

/s/ James S. Balloun James S. Balloun	Director

/s/ Robert J. Brown Robert J. Brown	Director

/s/ Peter C. Browning Peter C. Browning	Director

/s/ John T. Casteen, III John T. Casteen, III	Director

/s/ William H. Goodwin, Jr. William H. Goodwin, Jr.	Director

/s/ Robert A. Ingram Robert A. Ingram	Director

/s/ Donald M. James Donald M. James	Director

Mackey J. McDonald	Director

SIGNATURE	CAPACITY

/s/ Wallace D. Malone, Jr. Wallace D. Malone, Jr.	Vice Chairman and Director

/s/ Joseph Neubauer Joseph Neubauer	Director

/s/ Lloyd U. Noland, III Lloyd U. Noland, III	Director

/s/ Van L. Richey Van L. Richey	Director

/s/ Ruth G. Shaw Ruth G. Shaw	Director

/s/ Lanty L. Smith Lanty L. Smith	Director

/s/ John C. Whitaker, Jr. John C. Whitaker, Jr.	Director

/s/ Dona Davis Young Dona Davis Young	Director

December 14, 2004